FOR IMMEDIATE RELEASE                                              Exhibit 99.1

Media Contact: Tammy Nystuen (763) 551-7496 tamara.nystuen@selectcomfort.com	Investor Relations Contact: Frank Milano (763) 551-6908 frank.milano@selectcomfort.com

SELECT COMFORT ANNOUNCES RESULTS OF
ANNUAL MEETING OF SHAREHOLDERS
Patrick A. Hopf retires from the Board of Directors

MINNEAPOLIS - (May 10, 2006) - Select Comfort Corporation (Nasdaq:SCSS), the nation's leading bed retailer and creator of the Sleep Number®bed, announced results of its annual meeting of shareholders, held yesterday afternoon at the company's corporate headquarters.

In his presentation, Select Comfort Chairman and Chief Executive Officer Bill McLaughlin marked 2005 as the best year ever in the company’s history. “As gratifying as the year’s financial performance was, we continue to feel that Select Comfort is just beginning to realize our long-term potential,” McLaughlin said. “As first quarter 2006 is already beginning to show, our top-line growth strategies are both proven and improving, and we are increasingly confident that Select Comfort has unique and sustainable advantages that position us well to continue to meet our long-term growth goals.”

In the formal business portion of the meeting, shareholders elected Christine M. Day, Stephen L. Gulis, Jr. and Ervin R. Shames to new three-year terms on the Board of Directors. After 15 years of service to the company, Patrick A. Hopf is retiring from the Board and did not stand for re-election at this year’s Annual Meeting. As a result, the Select Comfort Board of Directors now totals 10 members.

Hopf, a director since 1991, served as Chairman of the Board from 1993 to 1996, and again from 1999 to 2004. “We would like to thank Pat for his long and distinguished career with Select Comfort,” McLaughlin said. “His outstanding dedication to our company has been instrumental in building our success and helping us to achieve our enviable position in the fast-growing specialty bedding industry.”

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In other business, shareholders approved the material terms of the performance goals under Select Comfort’s executive and key employee incentive plan, approved the company’s non-employee director equity plan and ratified the appointment of KPMG LLP as independent auditors for the current fiscal year.

Select Comfort expects to provide a second quarter update on Wednesday, June 14, with full-quarter results expected on Tuesday, July 25.

About Select Comfort
Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer(1), holding 30 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and sleep accessories. Select Comfort's products are sold through more than 400 company-owned retail stores located nationwide; through selected furniture retailers and specialty bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

Forward-Looking Statements
Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to secure suitable retail locations; our ability to attract and retain qualified sales professionals and other key employees; our ability to successfully expand distribution through independent retailers; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; risks of potential litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; uncertainties related to the supply of foam used to manufacture our products; rising commodity costs; and increasing government regulations, including new flammability standards for the bedding industry. Additional information concerning these and other risks and uncertainties is contained in our

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filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1) Top 25 Bedding Retailers, Furniture Today, May 23, 2005.

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